Exhibit 10.7

FRANCHISEE STOCKHOLDERS AGREEMENT

This Franchisee Stockholders Agreement (the “Agreement”) is made as of May 6, 1999 by and among:

(i)	TISM, Inc., a Michigan corporation (the “Company”);

(ii)	each of Bain Capital Fund VI, L.P., Bain Capital VI Coinvestment Fund, L.P., BCIP, PEP Investments PTY Ltd., Sankaty High Yield Asset Partners, L.P., and Brookside Capital Partners Fund, L.P. (collectively, the “Investors”);

(iii)	the Person listed on Schedule 1 hereto and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Company as “Franchisee Investors” hereunder (the “Franchisee Investors”, and together with the Investors and each other holder of Shares, the “Stockholders”).

Recitals

1. The original Franchisee Investor has agreed to acquire Franchisee Shares under a stock purchase agreement of even date.

2. It is a condition to such acquisition that the original Franchisee Investor execute this Agreement.

Agreement

Therefore, the parties hereto hereby agree as follows:

1. DEFINITIONS. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 12 hereof.

2. VOTING AGREEMENT.

2.1. Election of Directors. Each holder of Franchisee Shares hereby agrees to cast all votes to which such holder is entitled in respect of the Franchisee Shares, whether at any annual or special meeting, by written consent or otherwise, (a) to fix the number of members of the board of directors of the Company (the “Board”) at two or such higher number as may be specified from time to time by the Majority Investors (the “Number of Directors”) and (b) to elect as directors of the Company such individuals, if any, as shall have been nominated as follows:

(i) such individuals, not to exceed in number one-half (½) of the Number of Directors, as shall have been nominated by the Majority Investors; and

(ii) such individuals, not to exceed in number the excess of the Number of Directors over the number of individuals nominated pursuant to clause (i) above, as shall have been nominated by the Majority Shareholders.

2.2. Section 3.2 Transactions. Each holder of Franchisee Shares agrees to cast all votes to which such holder is entitled in respect of the Franchisee Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Shares held by members of the Prospective Selling Group are voted by the holders thereof to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by any Prospective Selling Group of their rights under Section 3.2.

2.3. Consent to Amendment. Each holder of Franchisee Shares agrees to cast all votes to which such holder is entitled in respect of the Franchisee Shares, whether at any annual or special meeting, by written consent or otherwise, to increase the number of authorized shares of Class A Stock to the extent necessary to permit the conversion of Common Stock as set forth in the Company’s Articles of Incorporation.

2.4. Grant of Proxy. Each holder of Franchisee Shares hereby grants to the Company an irrevocable proxy to vote his Franchisee Shares in accordance with his agreements contained in this Section 2, which proxy shall be valid and remain in effect until the provisions of this Section 2 expire pursuant to Section 2.6.

2.5. The Company. The Company agrees not to give effect to any action by any holder of Franchisee Shares or any other Person which is in contravention of this Section 2.

2.6. Period. The foregoing provisions of this Section 2 shall constitute a voting agreement executed pursuant to Section 450.1461 of the Michigan Business Corporation Act and shall expire on the earlier of (a) a Change of Control and (b) the last date permitted by law.

3. “TAG ALONG” AND “DRAG ALONG” RIGHTS.

3.1. Tag Along. No holder of Investor Shares (collectively, for purposes of Sales pursuant to this Section 3.1, the “Prospective Selling Group”) shall Transfer for value (a “Sale”) any such Shares to any Person (a “Prospective Buyer”) except in compliance with this Section 3.1. Any attempted Transfer of Investor Shares not in compliance with this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

3.1.1. Notice. A written notice (the “Tag Along Notice”) shall be furnished by the Prospective Selling Group to each holder of Franchisee Shares (each a “Tag Along Holder”) at least ten business days prior to such Transfer. The Tag Along Notice shall include:

(a) The principal terms of the proposed Sale insofar as it relates to the Common Stock, including the number of Shares to be purchased from the Prospective Selling Group, the percentage of the total number of Investor Shares which such number of Shares constitutes (the “Tag Along Sale Percentage”), the maximum and minimum per share purchase price and the name and address of the Prospective Buyer; and

(b) An invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the Prospective Buyer any number of Franchisee Shares as may be determined by the Tag Along Holder (but not in any event to exceed the Tag Along Sale Percentage of the total number of Franchisee Shares held by such Tag Along Holder) owned by such Tag Along Holder, on the same terms and conditions, with respect to each Share Sold, as the Prospective Selling Group shall Sell each of their Shares.

3.1.2. Exercise. In the event the consideration in the sale includes any non-cash consideration, the Prospective Selling Group will use reasonable commercial efforts during the period of ten business days after the effectiveness of the Tag Along Notice to respond to reasonable requests for information to enable the Tag Along Holders to evaluate such non-cash consideration, but shall have no liability as to the accuracy or completeness of any information furnished in response to any such request. Within ten business days after the effectiveness of the Tag Along Notice, each Tag Along Holder desiring to make an offer to include Franchisee Shares in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Group, collectively, the “Tag Along Sellers”) shall furnish a written offer (the “Tag Along Offer”) to the Prospective Selling Group specifying the number of Franchisee Shares (not in any event to exceed the Tag Along Sale Percentage of the total number of Franchisee Shares held by such Participating Seller) which such Participating Seller desires to have included in the proposed Sale. Each Tag Along Holder who does not accept the Prospective Selling Group’s invitation to make an offer to include Franchisee Shares in the proposed Sale shall be deemed to have waived all of his rights with respect to such proposed Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the maximum per share price set forth in the Tag Along Notice and on other principal terms which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holders.

3.1.3. Irrevocable Offer. The offer of each Participating Seller contained in his Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Franchisee Share Sold, as the Prospective Selling Group, up to such number of Franchisee Shares as such Participating Seller shall have specified in his Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per share price shall be less than the minimum per share price set forth in the Tag Along Notice or the other principal terms shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, each Participating Seller shall be permitted to withdraw the offer contained in his Tag Along Offer and shall be released from his obligations thereunder.

3.1.4. Reduction of Shares Sold. The Prospective Selling Group shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares which the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Group by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer). In the event the Prospective Selling Group shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale (consistent with all obligations of members of the Prospective Selling Group to include shares other than Franchisee Shares in the Sale), the number of Shares to be sold in the proposed Sale by each Tag Along Seller shall be reduced on a pro rata basis according to the proportion which the number of Shares which each such Tag Along Seller desires to have included in the Sale bears to the total number of shares of Common Stock which all of the Tag Along Sellers and any other holders of Common Stock having similar rights desire to have included in the Sale.

3.1.5. Additional Compliance. If (a) prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than the maximum per share price set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Sections 3.1.1 and 3.1.2 shall be five business days and (b) the Prospective Selling Group have not completed the proposed Sale by the end of the 180th day following the date of the effectiveness of the Tag Along Notice, each Participating Seller shall be released from his obligations under his Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.1, unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 3.1.

3.1.6. Excluded Transactions. Notwithstanding the foregoing, (i) holders of Investor Shares shall not be obligated to comply with the foregoing provisions of this Section 3.1 and (ii) no holder of Franchisee Shares shall have any right of participation pursuant to the provisions of this Section 3.1 or otherwise, in each case, with respect to any Transfer of Investor Shares:

(a)	subject to the provisions of Section 8.1, to an Investor or an Affiliated Fund;

(b)	subject to the provisions of Section 8.1, by a holder of Investor Shares to its direct or indirect partners;

(c)	to any director, officer or employee of, or consultant or adviser to, or franchisee (or Affiliate thereof) of, the Company or its subsidiaries, provided, however, that the aggregate amount of Investor Shares Transferred pursuant to this Section 3.1.6(c) shall not exceed ten percent (10%) of the Shares originally issued to the Investors;

(d)	subject to the provisions of Section 7.4.3, in a Public Offering or, after the closing of an Initial Public Offering, pursuant to Rule 144;

(e)	with respect to which the Majority Shareholders exercise their “drag along” rights pursuant to Section 3.2 of this Agreement; or

(f)	if, after giving effect to such Transfer, the Investors and the Affiliated Funds will continue to own not less than 80% of the Shares originally issued to the Investors.

3.2. Drag Along.

3.2.1. Drag Along Sales. Each holder of Franchisee Shares hereby agrees, if requested by the Majority Shareholders (collectively, for purposes of Sales pursuant to this Section 3.2, the “Prospective Selling Group”) to Sell a specified percentage (the “Drag Along Sale Percentage”) of such Franchisee Shares, directly or indirectly, to a Prospective Buyer in the manner and on the terms set forth in this Section 3.2 in connection with the Sale by the Prospective Selling Group of the Drag Along Sale Percentage of the total number of Shares held by the Prospective Selling Group to the Prospective Buyer.

3.2.2. Exercise. If the Prospective Selling Group elect to exercise their rights under this Section 3.2, the Prospective Selling Group shall furnish a written notice (the “Drag Along Notice”) to each other holder of Franchisee Shares. The Drag Along Notice shall set forth the principal terms of the proposed Sale insofar as it relates to the Common Stock, including the number of Shares to be acquired from the Prospective Selling Group, the Drag Along Sale Percentage, the per Share consideration to be received in the proposed Sale and the name and address of the Prospective Buyer and whether or not the Prospective Buyer is an Affiliate of the Majority Investors. If the Prospective Selling Group consummate the proposed Sale to which reference is made in the Drag Along Notice, each other holder of Franchisee Shares (each a “Participating Seller”, and, together with the Prospective Selling Group, collectively, the “Drag Along Sellers”) shall be bound and obligated to Sell the Drag Along Sale Percentage of his Franchisee Shares in the proposed Sale on the same terms and conditions, with respect to each Franchisee

Share Sold, as the Prospective Selling Group shall Sell each Share in the Sale. Further, in the event that the Prospective Selling Group is given an option as to the form and amount of consideration to be received, all Drag Along Sellers will be given the same option, and if any Drag Along Seller is prohibited by applicable law or regulation (other than federal or state securities law) from receiving such form of consideration, the Company and/or Prospective Selling Group shall use reasonable commercial efforts to cause the prospective purchaser to accommodate such holder to the fullest extent possible. If at the end of the 180th day following the date of the effectiveness of the Drag Along Notice the Prospective Selling Group have not completed the proposed Sale, each Participating Seller shall be released from his obligation under the Drag Along Notice, the Drag Along Notice shall be null and void, and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 3.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.2.

3.3. Miscellaneous. The following provisions shall be applied to any prospective Sale to which Section 3.1 or 3.2 applies:

3.3.1. Certain Legal Requirements. In the event the consideration to be paid in exchange for Franchisee Shares in a proposed Sale pursuant to Section 3.1 or 3.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (b) the provision to any Tag Along Seller or Drag Along Seller of any information other than such information as a prudent issuer would furnish to investors in an offering made pursuant to Regulation D solely to “accredited investors”, the Prospective Selling Group shall be obligated only to use their reasonable efforts to cause the requirements under Regulation D to be complied with to the extent necessary to permit such Participating Seller to receive such securities, it being understood and agreed that the Prospective Selling Group shall not be under any obligation to effect a registration of such securities under the Securities Act or similar statutes. Notwithstanding any provisions of this Section 3, if use of reasonable efforts does not result in the requirements under Regulation D being complied with to the extent necessary to permit such Participating Seller to receive such securities, the Prospective Selling Group shall cause to be paid to such Participating Seller in lieu thereof, against surrender of the Franchisee Shares (in accordance with Section 3.3.6 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the Sale, an amount in cash equal to the Fair Market Value of such Franchisee Shares as of the date of the issuance of securities in exchange for Shares. The obligation of the Prospective Selling Group to use reasonable efforts to cause such requirements to have been complied with to the extent necessary to permit a Participating Seller to receive such securities shall be conditioned on such Participating Seller executing such documents and instruments, and taking such other actions (including without limitation if required by the Prospective Selling Group, agreeing to be represented during the course of such transaction by a “purchaser representative” (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as the Prospective Selling Group shall reasonably request in order to permit such requirements to be complied with. Unless the Participating Seller in question shall have taken all actions reasonably requested by the Prospective Selling Investors in order to comply with the requirements under Regulation D, such Participating Seller shall not have the right to require the payment of cash in lieu of securities under this Section 3.3.1.

3.3.2. Further Assurances. Each Participating Seller, whether in his capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 3.1 or 3.2 and any related transactions, including without limitation executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Group and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Group to which such Prospective Selling Group will also be party, including without limitation agreements to (a) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Franchisee Shares and the power, authority and legal right to Transfer such Franchisee Shares and the absence of any Adverse Claim with respect to such Franchisee Shares and (b) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of Participating Sellers of the type described in clause (a) above, the aggregate amount of such liability shall not exceed either (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the total number of Shares included in such Sale or (ii) the proceeds to such Participating Seller in connection with such Sale.

3.3.3. Sale Process. The Prospective Selling Group shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No Prospective Selling Group or any Affiliate of any member of the Prospective Selling Group shall have any liability to any holder of Franchisee Shares arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such member of the Prospective Selling Group shall have failed to comply with the provisions of this Section 3.

3.3.4. Expenses. All reasonable costs and expenses incurred by the Prospective Selling Group or the Company in connection with any proposed Sale pursuant to this

Section 3 (whether or not consummated), including without limitation all attorneys fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. Any costs and expenses incurred by or on behalf of any or all of the other Tag Along Sellers or Drag Along Sellers in connection with any proposed Sale pursuant to this Section 3 (whether or not consummated) shall be borne by such Tag Along Seller(s) or Drag Along Seller(s).

3.3.5. Closing. The closing of a Sale pursuant to Section 3.1 or 3.2 shall take place at such time and place as the Prospective Selling Group shall specify by notice to each Participating Seller. At the closing of any Sale under this Section 3, each Participating Seller shall deliver the certificates evidencing the Franchisee Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

3.4. Period. The foregoing provisions of this Section 3 shall expire on the earlier of (a) a Change of Control or (b) the closing of a Qualified Public Offering.

4. FRANCHISEE TRANSFER RIGHTS.

4.1. Transfer Restrictions. No holder of Franchisee Shares shall Transfer any of such Franchisee Shares to any other Person except as set forth below:

4.1.1. Members of Immediate Family. Subject to the provisions of Section 8.1, any holder of Franchisee Shares may Transfer any or all of his Franchisee Shares to a Member of the Immediate Family of such holder.

4.1.2. Upon Death. Subject to the provisions of Section 8.1, upon the death of any holder of Franchisee Shares, the Franchisee Shares held by such holder may be distributed by will or other instrument taking effect at death or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder.

4.1.3. Investors and Company. Any holder of Franchisee Shares may Transfer any or all of such Franchisee Shares to (a) any Investor or (b) with the Board’s approval, the Company or any subsidiary of the Company.

4.1.4. Calls. Any holder of Franchisee Shares may Transfer any or all of such Franchisee Shares in accordance with the provisions, terms and conditions of Section 5 hereof or pursuant to any call right set forth in any agreement between the Company and a Franchisee Investor which governs Franchisee Shares.

4.1.5. Tag Alongs, Drag Alongs, etc. Any holder of Franchisee Shares may Transfer any or all of such Franchisee Shares in accordance with the provisions, terms and conditions of Section 3 hereof.

4.1.6. Public. Subject to the provisions of Section 7.4.3, any holder of Franchisee Shares may Transfer any or all of such Franchisee Shares in a Public Offering or, after the closing of an Initial Public Offering, pursuant to Rule 144.

4.1.7. Other Permitted Transferees. Subject to the provisions of Section 8.1, any holder of Franchisee Shares may Transfer any or all of such Franchisee Shares to a Person under common control with such holder.

4.1.8. Pledge. Subject to the provisions of Section 8.1, any holder of Franchisee Shares may (a) pledge any or all of such Franchisee Shares to (i) any of the twenty largest national banks or trust companies, as measured by total assets, in the United States (and, in the case of a holder of Franchisee Shares who resides outside of the United States, one of the five largest banking institutions, as measured by total assets, in such holder’s country of residence) or (ii) with the prior written consent of the Company, any other Person and (b) upon foreclosure, Transfer such holder’s remaining interest in such Franchisee Shares to the Permitted Transferee to whom such Franchisee Shares were pledged.

Any attempted Transfer of Franchisee Shares not in compliance with this Section 4 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

4.2. Period. The foregoing provisions of this Section 4 shall expire upon the earlier of (a) a Change of Control and (b) the closing of a Qualified Public Offering.

5. OPTIONS TO PURCHASE SHARES.

5.1. Call Options. Subject to the provisions of Section 5.2, upon the occurrence of any of the following with respect to any of the Applicable Franchise Entities (each a “Call Option Triggering Event”) the Company will have the right to purchase, on the terms set forth below, all or any portion of the Franchisee Shares from the holders thereof (the “Stockholder Call Group”):

5.1.1. Disposition of Domino’s Franchises. If the Franchisee Investor, the Franchisee or an Applicable Franchise Entity, as applicable, fails to meet one or more of the “Specified Criteria” set forth on Schedule 1 hereto, then the Company may purchase all or any portion of the Franchisee Shares held by the Stockholder Call Group at a price equal to the Fair Market Value of such Shares on the date such Franchisee or Applicable Franchise Entity, as applicable, failed to meet the “Specified Criteria.”

5.1.2. Termination Event.

(a)	If a Termination Event described in clauses (a), (e), (f), (h) and (i) of the definition of Termination Event occurs, then the Company may purchase all or any portion of the Franchisee Shares held by the Stockholder Call Group at a price equal to the Fair Market Value of such Shares on the date of such Termination Event, and

(b)	If a Termination Event described in clauses (b), (c), (d), (g) and (j) in the definition of Termination Event occurs, then the Company may purchase all or any portion of the Franchisee Shares held by the Stockholder Call Group at a price equal to the lower of (i) the Fair Market Value of such Shares on the date of such Termination Event and (ii) the Cost of such Shares plus an amount equal to the interest which would have accrued on the Cost of such Shares at the Revolving Loan Rate from the date hereof to the date of such Termination Event.

5.1.3. Material Breach of Agreement By Franchisee. If the Franchisee Investor, the Franchisee or an Applicable Franchise Entity or any of their respective Affiliates (i) materially breaches any agreement other than a Franchise Agreement or Master Franchise Agreement, if applicable, to which such Person and the Company or any of its Affiliates are party and fails to cure such breach within ten (10) days after written notice is furnished to such Person or (ii) materially breaches any agreement other than a Franchise Agreement or Master Franchise Agreement, if applicable, to which such Person and the Company or any of its Affiliates are party on three or more occasions during any twelve month period, whether or not such breaches are cured, then the Company may purchase all or any portion of the Franchisee Shares held by the Stockholder Call Group at a price equal to the lower of (i) the Fair Market Value of such Shares on the date of the applicable breach and (ii) the Cost of such Shares plus an amount equal to the interest which would have accrued on the Cost of such Shares at the Revolving Loan Rate from the date hereof to the date of the breach that triggered the Call Option Triggering Event referred to in this Section 5.1.3.

5.1.4. Commission of Fraud; Felony. If the Franchisee Investor, the Franchisee or an Applicable Franchise Entity (i) commits fraud, embezzlement, theft or other dishonesty or (ii) is convicted of, or enters a plea of nolo contendere to, any felony or any other crime involving dishonesty or moral turpitude or (iii) engages in any conduct, whether or not a crime, which substantially impairs the goodwill associated with the Marks (each a “Misconduct Event”), then the Company may purchase all or any portion of the Franchisee Shares held by the Stockholder Call Group at a price equal to the lower of (i) the Fair Market Value of such Shares on the date of such Misconduct Event and (ii) the Cost of such Shares.

5.1.5. Action By Franchisee. If the Franchisee Investor, the Franchisee or an Applicable Franchise Entity or any of their respective Affiliates asserts one or more claims or causes of action against the Company or any of its Affiliates in any proceeding (other than in a proceeding commenced by the Company or its Affiliates), then

(a) the Company may purchase all or any portion of the Franchisee Shares held by the Stockholder Call Group at a price equal to the lower of (i) the Fair Market Value of such Shares on the date of such claim or cause of action is asserted and (ii) the Cost of such Shares plus an amount equal to the interest which would have accrued on the Cost of such Shares at the Revolving Loan Rate from the date hereof to the date such claim or cause of action is asserted; and

(b) if (i) the Company exercises the Call Option described in clause (a) and (ii) such claimant is found to have substantially succeeded on the merits of such claim(s) or cause(s) of action, then the members of the Stockholder Call Group shall have the option, exercisable within 30 days of such finding of substantial success, to purchase any Franchisee Shares purchased by the Company pursuant to clause (a) for a price equal to the price paid by the Company in connection with such purchase plus an amount equal to the interest which would have accrued on such purchase price at the Revolving Loan Rate from the date such Shares were acquired by the Company to the date of the closing of any repurchase.

5.1.6. Foreclosure. If any Franchisee Share shall be Transferred as described in Section 4.1.8(b), then the Company may purchase all or any portion of the Franchisee Shares held by the Stockholder Call Group at a price equal to the Fair Market Value of such Shares on the date of such foreclosure.

5.1.7. Notices, etc. Any Call Option hereunder with respect to any Call Option Triggering Event may be exercised by furnishing of written notice thereof (the “Call Notice”) to all members of the applicable Stockholder Call Group at any time after the date of such Call Option Triggering Event and prior to the forty-fifth (45th) day after the date of the furnishing by the holders of Franchisee Shares of notice to the Company and the Investors of the occurrence of such Call Option Triggering Event (the “Call Option Exercise Period”). The Call Notice shall state that the Company has elected to exercise the Call Option, and the number and price of the Shares with respect to which the Call Option is being exercised. The Company’s rights under each of Sections 5.1.1 through 5.1.6 are separate and distinct and (i) the existence of facts which would permit the Company to exercise its rights under any such sections shall not impair its rights to exercise under any other of such sections and (ii) where the Company reasonably believes there is or may be a dispute as to the applicability of any section or sections, the Company may seek simultaneously to exercise its rights under more than one of such sections.

5.2. Cash Payments. If any payment of cash required upon the purchase and sale of Franchisee Shares to the Company upon the exercise of any Call Option or any payment on a promissory note issued under this Section 5.2 would (a) constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any agreement to which the Company or any of its subsidiaries is, from time to time, a party or (b) leave the Company and its subsidiaries with less cash than, in the good faith judgment of the Board, is necessary to operate the business of the Company and its subsidiaries in the ordinary course of business, then,

(i) in the case of a cash payment due at a closing of any purchase and sale of Franchisee Shares to the Company upon the exercise of any Call Option, the Company will issue a promissory note of the Company in the aggregate principal amount of such payment, the principal amount of which note will be due and payable in four equal annual installments, the first such installment becoming due and payable on the first anniversary of the issuance of such note, and interest will accrue on such note from the date of issuance at a floating rate equal to the Revolving Loan Rate and be payable annually in arrears, in each case subject to the provisions of clause (ii) below, and

(ii) in the case of the cash payment in respect of a promissory note issued under this Section 5.2, notwithstanding any of the provisions of such note, including without limitation, the stated maturity of such note and the stated date on which interest payments are due, such payment will not become due and payable until such time as such payment can be made without violating any such agreement and not resulting in the Company and its subsidiaries having less cash than the Board determines is necessary to operate the business as contemplated above; provided, however, that the promissory note shall be payable in full upon a Change of Control.

Any promissory note issued under this Section 5.2 may be prepaid in whole or in part at any time and from time to time without premium or penalty.

5.3. Closing. The closing of any purchase and sale of Franchisee Shares pursuant to this Section 5 shall take place as soon as reasonably practicable and in no event later than 30 days after termination of the applicable Call Option Exercise Period at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. At the closing of any purchase and sale of Franchisee Shares pursuant to any Call Options, the holders of Shares to be sold shall deliver to the Company a certificate or certificates representing the Shares to be purchased by the Company duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed, and the Company shall pay to such holder by certified or bank check or wire transfer of immediately available federal funds or note, as may be applicable, the purchase price of the Shares being purchased by the Company. The delivery of a certificate or certificates for Shares by any Person selling Shares pursuant to any Call Option shall be deemed a representation and warranty by such Person that: (a) such Person has full right, title and interest in and to such Shares, (b) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated, (c) such Shares are free and clear of any and all liens or encumbrances and (d) there is no Adverse Claim with respect to such Shares.

5.4. Acknowledgment. Each holder of Franchisee Shares acknowledges and agrees that neither the Company nor any Person directly or indirectly affiliated with the Company (in each case whether as a director, officer, manager, employee, agent or otherwise) shall have any duty or obligation to affirmatively disclose to him, and he shall not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any repurchase of the Franchisee Shares upon the exercise of any Call Option.

5.5. Period. The foregoing provisions of this Section 5 shall expire upon the earlier of (a) a Change of Control and (b) the closing of the Qualified Public Offering.

6. PREEMPTIVE RIGHT.

6.1. Right of Participation. The Company shall not issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Investor or an Affiliate thereof (each an “Issuance” of “Subject Securities”), unless prior to, or promptly following, such Issuance, each holder of Franchisee Shares is offered the same opportunity offered to any other holder of Shares in connection with such Issuance to purchase his or her “Preemptive Portion” (a fraction equal to the number of Equivalent Shares held by such holder of Franchisee Shares divided by the total number of Equivalent Shares outstanding immediately prior to giving effect to such Issuance) of the total amount of Subject Securities to be included in the Issuance.

6.2. Period. The foregoing provisions of this Section 6 shall expire on the earlier of (a) a Change of Control or (b) the closing of the Initial Public Offering.

7. PIGGYBACK REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each holder of Franchisee Shares will perform and comply with such of the following provisions as are applicable to such holder.

7.1. General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Franchisee Shares for sale to the public, for its own account (or at any other time an Investor is participating in a registration of Investor Shares pursuant to demand or piggyback registration rights), for sale in a Public Offering, the Company will give notice to all holders of Registrable Franchisee Securities of its intention to do so. Any such holder may, by written response delivered to the Company within 20 days after the effectiveness of such notice, request that all or a specified part of the Registrable Franchisee Securities held by such holder be included in such registration. The Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all shares of Common Stock which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Franchisee Securities to be so registered.

7.2. Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Franchisee Securities under this Section 7 incidental to the registration of any of its securities in connection with:

(a) Any Public Offering relating to employee benefit plans or dividend reinvestment plans or to any equity plan for franchisees or sale of equity to any franchisee (or Affiliate thereof);

(b) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses; or

(c) The Initial Public Offering unless (i) such offering shall have been initiated by the Investors pursuant to demand registration rights held by such Investors or (b) one or more Investors shall have requested that all or a specified part of its Investor Shares be included in such offering pursuant to piggyback registration rights.

7.3. Additional Procedures. Holders of Franchisee Shares participating in any Public Offering pursuant to this Section 7 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Franchisee Shares in such Public Offering, including without limitation being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including without limitation customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of sellers of Franchisee Shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Shares included in the offering or (ii) such holder’s net proceeds from such offering.

7.4. Certain Other Provisions.

7.4.1. Underwriter’s Cutback. In connection with any registration of shares, the underwriter may determine that marketing factors (including without limitation an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 7 and subject to the terms of this Section 7.4.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Franchisee Securities from such registration (it being understood that the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 7.4.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Franchisee Securities, that may be included in the registration shall be allocated in the following manner, unless the underwriter shall determine that marketing factors require a different allocation: shares, other than Registrable Franchisee Securities, requested to be included in such registration by shareholders shall be excluded unless the Company has, with the consent of the Majority Investors, granted registration rights which are to be treated on an equal basis with Registrable Franchisee Securities for the purpose of the exercise of the underwriter cutback; and, if a limitation on the number of shares is still required, the number of Registrable Franchisee Securities and other shares of Common Stock that may be included in such registration shall be allocated among holders thereof in proportion, as nearly as practicable, to the respective amounts of Common Stock which each shareholder requested be registered in such registration. For purposes of any underwriter cutback, all Common Stock held by any holder of Registrable Franchisee Securities which is a partnership or corporation shall also include any Common Stock held by the partners, retired partners, shareholders or affiliated entities of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any holder of Registrable Franchisee Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Franchisee Securities so withdrawn shall also be withdrawn from registration.

7.4.2. Other Actions. If and in each case when the Company is required to use its best efforts to effect a registration of any Registrable Franchisee Securities as provided in this Section 7, the Company shall take appropriate and customary actions in furtherance thereof, including, without limitation: (a) promptly filing with the Commission a registration statement and using reasonable efforts to cause such registration statement to become effective, (b) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 180 days from the date of effectiveness or such earlier time as the Registrable Franchisee Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (c) use its best efforts to register or qualify such Registrable Franchisee Securities under the state securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject, and (d) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Franchisee Securities in connection with, such registration.

7.4.3. Lock-Up. Without the prior written consent of the underwriters managing any Public Offering, for a period beginning seven days immediately preceding and ending on the 180th day following the effective date of the registration statement used in connection with such offering, no holder of Franchisee Shares (whether or not a selling shareholder pursuant to such registration statement) shall (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering or (ii) Transfers to a Permitted Transferee of such holder in accordance with the terms of this Agreement or (iii) conversions of shares of Common Stock into other classes of Common Stock without change of holder.

7.5. Indemnification and Contribution.

7.5.1. Indemnities of the Company. In the event of any registration of any Registrable Franchisee Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 7 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including without limitation reports required and other documents filed under the Exchange Act and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally to, indemnify and hold harmless each seller of Registrable Franchisee Securities, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 7.5.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

7.5.2. Indemnities to the Company. The Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 7, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement, each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including without limitation reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

7.5.3. Contribution. If the indemnification provided for in Section 7.5.1 or 7.5.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 7.5 (an “Indemnitee”) under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 7.5.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7.5.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.5.4. Limitation on Liability of Holders of Registrable Franchisee Securities. The liability of each holder of Registrable Franchisee Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 7.5 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Franchisee Securities disposed of by such holder pursuant to such registration.

8. CERTAIN ISSUANCES AND TRANSFERS, ETC.

8.1. Transfers to Permitted Transferees. Each holder of Franchisee Shares agrees that no Transfer of any such Franchisee Shares to any Permitted Transferee shall be effective unless such Permitted Transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Franchisee Shares to be received by such Permitted Transferee shall remain Franchisee Shares hereunder, and shall continue to be subject to all of the provisions of this Agreement and that such Permitted Transferee shall be bound by and a party to this Agreement as the holder of Franchisee Shares hereunder.

8.2. Other Transfers and Issuances. Notwithstanding any other provision of this Agreement, (a) Franchisee Shares Transferred (i) pursuant to Section 3.1 or 3.2 hereof or (ii) in a Public Offering or after the Initial Public Offering pursuant to Rule 144 shall be conclusively deemed thereafter not to be Franchisee Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof, (b) Shares acquired by any Person pursuant to Section 3.1.6(c) hereof and Common Stock acquired by any holder of Franchisee Shares pursuant to Section 6 hereof shall upon such acquisition be deemed for all purposes hereof to be Franchisee Shares hereunder and (c) each holder of Investor Shares agrees that it will not Transfer any Shares pursuant to Section 3.1.6(c) to any Person unless and until such Person shall have executed a counterpart signature page to this Agreement and has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Shares to be received shall be deemed to be Franchisee Shares hereunder and shall be subject to all of the provisions of this Agreement and that such Person shall be bound by and a party to this Agreement as a holder of Franchisee Shares.

9. REMEDIES.

9.1. Generally. The Company and each holder of Franchisee Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Franchisee Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including without limitation preliminary or temporary relief) as may be appropriate in the circumstances.

9.2. Deposit. Without limiting the generality of Section 9.1, if any holder of Franchisee Shares fails to deliver to the Company the certificate or certificates evidencing Franchisee Shares to be sold to the Company pursuant to Section 3 or 5 hereof, the Company may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Franchisee Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the

Company shall cancel on its books the certificate or certificates representing such Franchisee Shares and thereupon all of such holder’s rights in and to such Franchisee Shares shall terminate. Thereafter, upon delivery to the Company by such holder of the certificate or certificates evidencing such Franchisee Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any stock transfer tax stamps affixed), the Company shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Company) to such holder.

10. LEGENDS.

10.1. Restrictive Legend. Each certificate representing Franchisee Shares shall have the following legends endorsed conspicuously thereupon:

The voting of the shares of stock represented by this certificate, and the sale, encumbrance or other disposition thereof, are subject to the provisions of a Stockholders Agreement to which the issuer and certain of its stockholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Franchisee Investor:             .

Any person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

10.2. 1933 Act Legends. Each certificate representing Franchisee Shares shall have the following legend endorsed conspicuously thereupon:

The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the “Act”), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

10.3. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Franchisee Shares until the conditions specified in the foregoing legends are satisfied.

10.4. Termination of 1933 Act Legend. The requirement imposed by Section 10.2 hereof shall cease and terminate as to any particular Franchisee Shares (a) when, in the opinion of Ropes & Gray or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Franchisee Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Franchisee Shares or (y) such Franchisee Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 10.2 hereof.

11. AMENDMENT, TERMINATION, ETC.

11.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

11.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Majority Investors; provided, however, that the consent of the Majority Franchisees shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights of the holders of Franchisee Shares as such under this Agreement. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Franchisee Shares subject hereto. In addition, each party hereto and each holder of Franchisee Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

11.3. Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

12. DEFINITIONS. For purposes of this Agreement:

12.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 12:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(c) The masculine, feminine and neuter genders shall each include the other.

12.2. Definitions. The following terms shall have the following meanings:

“Adverse Claim” shall have the meaning set forth in Section 8-302 of the applicable Uniform Commercial Code.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) each Person of which such specified Person or an Affiliate (as defined in clause (a) above) thereof shall, directly or indirectly, beneficially own at least 25% of any class of outstanding capital stock or other evidence of beneficial interest at such time. With respect to any Person who is an individual, “Affiliate” shall also include, without limitation, any member of such individual’s Members of the Immediate Family.

“Affiliated Fund” shall mean each corporation, trust, limited liability company, general or limited partnership or other entity under common control with any Investor.

“Agreement” shall have the meaning set forth in the Preamble.

“Applicable Franchise Entities” shall mean the Person listed on Schedule 1 under the heading “Applicable Franchise Entity” together with any of its Affiliates involved in the Domino’s Pizza operations.

“BCIP” shall mean, collectively, one or more of the following Persons: BCIP Associates II, BCIP Trust Associates II, BCIP Associates II-B, BCIP Trust Associates II-B and BCIP Associates II-C.

“Board” shall have the meaning set forth in Section 2.1.

“Call Notice” shall have the meaning set forth in Section 5.1.6.

“Call Option” shall mean an option by the Company to purchase all or any portion of the Franchisee Shares held by, or originally issued to, any Person, including without limitation the option to purchase Franchisee Shares set forth in Section 5.

“Call Option Exercise Period” shall have the meaning set forth in Section 5.1.6.

“Call Option Triggering Event” shall have the meaning set forth in Section 5.1.

“Change of Control” shall mean (a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Investors and their Affiliates will have the direct or indirect power to elect a majority of the members of the Board or (b) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, the Investors and their Affiliates shall own less than 25% of the Equivalent Shares.

“Class A Stock” shall mean the Company’s Class A Common Stock, par value $.001 per share.

“Class L Stock” shall mean the Company’s Class L Common Stock, par value $.001 per share.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company including without limitation the Class A Stock and the Class L Stock.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock or Options) or other securities directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Cost” shall mean, for any Share, the price paid to the issuer of such Share.

“Covered Person” shall have the meaning set forth in Section 7.5.1.

“Credit Agreement” shall mean the Credit Agreement dated as of December 21, 1999 among the Company and certain of its subsidiaries and Morgan Guaranty Trust Company of New York and the other banks party thereto and all related documents and any credit agreement and related documents relating to any direct or indirect refinancing thereof.

“Drag Along Notice” shall have the meaning set forth in Section 3.2.2.

“Drag Along Sale Percentage” shall have the meaning set forth in Section 3.2.1.

“Drag Along Sellers” shall have the meaning set forth in Section 3.2.2.

“Equivalent Shares” shall mean as to any outstanding shares of Common Stock, such number of shares of Common Stock, and as to any outstanding Options or Convertible Securities, the maximum number of shares of Common Stock for which or into which such Options or Convertible Securities may at the time be exercised or converted.

“Escrow Agent” shall have the meaning set forth in Section 9.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Fair Market Value” shall mean, as of any date, as to any Share of Common Stock, the Board’s good faith determination of the fair value of such Share as of the applicable reference date.

“Franchisee” shall mean the original Franchisee Investor or, if such Franchisee Investor is not a natural Person, the natural Person(s) identified on Schedule 1 under the heading “Franchisee.”

“Franchisee Shares” shall mean all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Franchisee, whenever issued, subject to Section 8.2.

“Franchisee Investors” shall have the meaning set forth in the Preamble.

“Indemnitee” shall have the meaning set forth in Section 7.5.3.

“Initial Public Offering” means the initial Public Offering by the Company for its own account registered on Form S-1 (or any successor form under the Securities Act).

“Investor Shares” shall mean all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, the Investors, whenever issued, other than shares sold pursuant to Section 3.1 or 3.2 hereof or in a Public Offering or after the Initial Public Offering pursuant to Rule 144.

“Investors” shall have the meaning set forth in the Preamble.

“Issuance” shall have the meaning set forth in Section 6.1.

“Majority Franchisees” shall mean, as of any date, the holders of a majority of the Franchisee Shares outstanding on such date.

“Majority Investors” shall mean, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Majority Shareholders” shall mean, as of any date, the holders of Voting Shares constituting fifty-two percent (52%) of the total Equivalent Shares represented by all of the Voting Shares outstanding on such date.

“Marks” shall mean the trademarks, service marks and commercial symbols owned and used by the Company or its subsidiaries in connection with the operation of Domino’s Pizza stores.

“Members of the Immediate Family” shall mean, with respect to any individual, each spouse or child or other descendants of such individual, each trust created primarily for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

“Minimum Number” shall have the meaning set forth in Section 5.1.1.

“Misconduct Event” shall have the meaning set forth in Section 5.1.4.

“Number of Directors” shall have the meaning set forth in Section 2.1.

“Options” shall mean any options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

“Participating Seller” shall have the meaning set forth in Section 3.1.2 and 3.2.2.

“Permitted Transferee” shall mean, as to each Franchisee Share, a Transferee of all or any portion of an interest in such Franchisee Share in compliance with Section 4.1.1, 4.1.2, 4.1.7 or 4.1.8.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization, entity, or any government, governmental department or agency or political subdivision thereof.

“Preemptive Portion” shall have the meaning set forth in Section 6.1.

“Prospective Buyer” shall have the meaning set forth in Section 3.1.

“Prospective Selling Group” shall have the meaning set forth in Section 3.1 or 3.2.1, as applicable.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Qualified Public Offering” shall mean a Public Offering, other than any Public Offering or sale pursuant to a registration statement on Form S-8 or comparable form, in which the sum of the aggregate price to the public of all Common Stock sold in such offering, together with the aggregate price to the public of all Common Stock sold in all previous such Public Offerings, shall exceed $75 million.

“Registrable Franchisee Securities” shall mean (a) all shares of Class A Stock, (b) all shares of Class A Stock issuable upon conversion of Shares of Class L Stock, and (c) all shares of Class A Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Franchisee Shares. As to any particular Registrable Franchisee Securities, such shares shall cease to be Registrable Franchisee

Securities when (i) such shares shall have been Transferred pursuant to Section 3 hereof, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (iii) such securities shall have been Transferred pursuant to Rule 144, (iv) subject to the provisions of Section 10 hereof, such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144) or (v) such securities shall have ceased to be outstanding.

“Regulation D” shall mean Regulation D under the Securities Act.

“Revolving Loan Rate” shall mean the “Base Rate” payable in respect of “Revolving Loans” under the Credit Agreement from time to time.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor provision).

“Rule 145 Transaction” shall mean a registration on Form S-4 pursuant to Rule 145 of the Securities Act.

“Sale” shall have the meaning set forth in Section 3.1.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean all shares of Common Stock and shall include the Franchisee Shares hereunder.

“Stockholder Call Group” shall have the meaning set forth in Section 5.1.

“Stockholders” shall have the meaning set forth in the Preamble.

“Subject Securities” shall have the meaning set forth in Section 6.1.

“Tag Along Holder” shall have the meaning set forth in Section 3.1.1.

“Tag Along Notice” shall have the meaning set forth in Section 3.1.1.

“Tag Along Offer” shall have the meaning set forth in Section 3.1.2.

“Tag Along Sale Percentage” shall have the meaning set forth in Section 3.1.1.

“Tag Along Sellers” shall have the meaning set forth in Section 3.1.2.

“Termination Event” shall mean the occurrence and continuance of one or more of the following:

(a) the Franchisee Investor, the Franchisee or an Applicable Franchise Entity is judged a bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, is unable to pay his or its debts as they become due, or a petition under any bankruptcy or similar law is filed against the Franchisee or any Applicable Franchise Entity or a receiver or other custodian is appointed for a substantial part of the assets of the Franchisee or an Applicable Franchise Entity;

(b) the Applicable Franchise Entity intentionally underreports the royalty sales for any period or periods;

(c) the Franchisee Investor, the Franchisee or an Applicable Franchise Entity violates any restrictive covenants or assignment provision contained in any Franchise Agreement or Master Franchise Agreement, as applicable, between an Applicable Franchise Entity and the Company or one of its subsidiaries;

(d) an Applicable Franchise Entity intentionally or on more than one occasion after the date hereof violates any child labor laws;

(e) an audit by the Company or its subsidiaries discloses an understatement of royalty sales and the Applicable Franchise Entity fails to pay the applicable royalty fee and advertising contribution or fee, as applicable, and interest due within fifteen calendar days after the final audit report is furnished to the Applicable Franchise Entity;

(f) an Applicable Franchise Entity fails to comply with any provision of a Franchise Agreement or Master Franchise Agreement, as applicable, or any specification, standard or operating procedure or rule prescribed by the Company or its subsidiaries which relates to the use of any mark licensed by the Company or any of its Affiliates to such Applicable Franchise Entity or the quality of pizza or other authorized food products or any beverage sold by such Applicable Franchise Entity or the cleanliness and sanitation of the a franchise and the Applicable Franchise Entity does not correct this failure within fifteen calendar days after written notice is furnished to it;

(g) an Applicable Franchise Entity directly or indirectly contests the validity of the marks licensed by the Company or any of its Affiliates to such Applicable Franchise Entity or the ownership of, or right to use or license to others, the marks by the Company or its Affiliates;

(h) an Applicable Franchise Entity fails to pay when due any amount owed to the Company, its Affiliates or subsidiaries, or any creditor or supplier of its owned stores or any taxing authority for federal, state or local taxes (other than amounts being bona fide disputed through appropriate proceedings) and such Applicable Franchise Entity does not correct such failure within fifteen calendar days after written notice is furnished to it;

(i) the Franchisee Investor, the Franchisee or an Applicable Franchise Entity fails on three or more occasions during any twelve month period to comply with any one or more provisions of a Franchise Agreement or Master Franchise Agreement, as applicable, including without limitation the Applicable Franchise Entity’s obligation to submit when due, sales reports or financial statements, to pay when due the royalty fees, advertising contributions or fees, as applicable, or other payments to the Company or its Affiliates or subsidiaries or any other creditors or suppliers of the Applicable Franchise Entity or its owned stores, whether or not such failure to comply is corrected after notice is furnished to the Applicable Franchise Entity; or

(j) Franchisee Shares are Transferred to any Person (other than an Affiliate of the holder of such Franchisee Shares) engaged in a business that is directly or indirectly competitive or potentially competitive with any business of the Company and its subsidiaries as conducted or under consideration from time to time.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Voting Shares” shall mean all shares of Common Stock other than shares of Common Stock which pursuant to the Company’s Articles of Incorporation are not at the time and in the hands of the holder thereof entitled to vote generally.

13. MISCELLANEOUS.

13.1. Authority; Effect; etc. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

13.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by Federal Express, DHL or UPS or (ii) by registered or certified mail, postage prepaid, in each case, addressed as follows:

If to the Company, to it:

TISM, Inc.

30 Frank Lloyd Wright Drive

P.O. Box 997

Ann Arbor, Michigan 48106

Attention: Chief Financial Officer

with copies to:

Bain Capital, Inc.

Two Copley Place, 7th Floor

Boston, Massachusetts 02116

Attention: Andrew B. Balson

and:

Ropes & Gray

One International Place

Boston, Massachusetts 02110

Attention: R. Newcomb Stillwell

If to the Investors, to them:

c/o Bain Capital, Inc.

Two Copley Place, 7th Floor

Boston, Massachusetts 02116

Attention: Andrew B. Balson

with a copy to:

Ropes & Gray

One International Place

Boston, Massachusetts 02110

Attention: R. Newcomb Stillwell

If to the holders of Franchisee Shares, to them at the address set forth on the Company’s books and records.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two business days after being sent by Federal Express, DHL or UPS and (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

13.3. Binding Effect, etc. Except for restrictions on the Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its specific subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

13.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

13.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

13.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

14. GOVERNING LAW.

14.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Michigan without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

14.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Michigan sitting in the County of Michigan or the United States District Court for the Eastern District of Michigan for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, (i) to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above and (ii) judgments obtained in any court referred to in clause (a) above may be enforced in any jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Michigan law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13.2 hereof is reasonably calculated to give actual notice.

14.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 14.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

14.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Franchisee Stockholders Agreement

May 6, 1999

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	TISM, INC.

By

Name:
Title:

THE INVESTORS:	BAIN CAPITAL FUND VI, L.P.
BAIN CAPITAL VI COINVESTMENT FUND, L.P.

	By:	Bain Capital Partners VI, L.P., their general partner

		By:	Bain Capital Investors VI, Inc., its general partner

By

Name:
Title: Managing Director

BCIP ASSOCIATES II BCIP TRUST ASSOCIATES II BCIP ASSOCIATES II-B BCIP TRUST ASSOCIATES II-B BCIP ASSOCIATES II-C

	By:	Bain Capital, Inc., their Managing Partner

PEP INVESTMENTS PTY LTD.

	By:	Bain Capital, Inc., its attorney-in-fact

By

Name:
Title: Managing Director

Franchisee Stockholders Agreement

May 6, 1999

SANKATY HIGH YIELD ASSET PARTNERS, L.P.

By

Name:
	Title:	Managing Director

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By

Name:
	Title:	Managing Director

Franchisee Stockholders Agreement

May 6, 1999

FRANCHISEE INVESTOR:

By